SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

               Filed by the registrant /X/

               Filed by a party other than the registrant

               Check the appropriate box:

               /X/ Preliminary proxy statement

               / / Definitive proxy statement

               / / Definitive additional materials

               / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                ILX Incorporated
                (Name of Registrant as Specified in Its Charter)
                                ILX Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

               / / $125 per Exchange Act Rule 0-11(c)(ii), 14a-6(i)(1), or 14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

               / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

               / /  Fee   computed  on  table  below  per   Exchange  Act  Rules
14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

               (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

               (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

               (5) Total fee paid:

--------------------------------------------------------------------------------

               / / Fee paid previously with preliminary materials.

               / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1) Amount previously paid:

--------------------------------------------------------------------------------

               (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

               (3) Filing party:

--------------------------------------------------------------------------------

               (4) Date filed:

--------------------------------------------------------------------------------

                                ILX INCORPORATED
                       2111 East Highland Ave., Suite 210
                             Phoenix, Arizona 85016

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 9, 1998

To the Stockholders of ILX Incorporated:

         The 1998 Special Meeting of Stockholders of ILX Incorporated, an Arizona corporation (the "Company"), will be held at the Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona 86336, on Friday, January 9, 1998 at 10:00 a.m., Mountain Standard Time, for the following purposes:

         1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's presently issued and outstanding shares of Common Stock;

         2. To consider and act upon a proposal to change the Company's name from "ILX Incorporated" to "ILX Resorts Incorporated"; and

         3. To transact such other business as may properly come before the meeting.

         Only Stockholders (as defined) of record at the close of business on December 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Holders of the Company's no par value Common Stock ("Stockholders") as of the Record Date are entitled to vote on all of the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting and will be available for inspection at the offices of ILX Incorporated, 2111 East Highland Ave., Suite 210, Phoenix, Arizona 85016 during ordinary business hours for ten days prior to the meeting. Under Arizona law, there are no dissenters' rights with respect to the two Proposals.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,

                                    /s/  Stephanie Castranova
                                    --------------------------------------------
                                    Stephanie Castranova
                                    Secretary

Phoenix, Arizona
December 29, 1997

                                 PROXY STATEMENT
                                       OF
                                ILX INCORPORATED
                       2111 East Highland Ave., Suite 210
                             Phoenix, Arizona 85016

                            -------------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ILX Incorporated, an Arizona corporation (the "Company"), of proxies for use at a 1998 Special Meeting of Stockholders to be held on January 9, 1998 at 10:00 a.m., Mountain Standard Time. The Special Meeting will be held at the Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona 86336

         This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about December 29, 1997. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Special Meeting in accordance with the Stockholder's instructions. If a Stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Special Meeting.

         Proxies will be solicited from the Company's Stockholders (as hereafter defined) by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

         Only holders (the "Stockholders") of the Company's Common Stock, no par value (the "Common Stock"), at the close of business on December 15, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were [_________] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Special Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Special Meeting are required for approval of each Proposal. It is expected that shares held by officers and directors of the Company, which in the aggregate represent approximately __% of the shares of Common Stock outstanding as of the Record Date, will be voted in favor of each of the proposals. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all Proposals. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Special Meeting, appoint one or more Inspectors to count all votes and ballots at the Special Meeting and make a written report thereof.


SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information, as of December 15, 1997, with respect to the number of shares of the Company's Common Stock beneficially owned by (i) the Company's directors, (ii) certain of the Company's executive officers, (iii) all directors and officers of the Company as a group and (iv) persons known to the Company to own 5% or more of the Company's outstanding Common Stock.

   Name and Address of             Number of Shares Owned           Number of Shares Owned
   Beneficial Owner (+)             Before Reverse Split              after Reverse Split               Percentage
   --------------------             --------------------              -------------------               ----------

Joseph P. Martori                       4,779,616(1)                         955,924                      27.3%

Nancy J. Stone                            377,086(2)                          75,418                       2.1%

Edward S. Zielinski                        57,100(3)                          11,420                        *

George C. Wallach                         101,000(4)                          20,200                        *

Eldon L. Hobbs                                -0-                                -0-                         0%

John Brooks                                24,000(5)                           4,800                        *

James W. Myers                             49,000(6)                           9,800                        *

Steven R. Chanen                           25,000(7)                           5,000                        *

Patrick J. McGroder III                    85,074(8)                          17,015                        *

Thomas J. Hamel                               -0-                                -0-                         0%

All Directors and Officers              5,497,876                          1,099,577                      30.1%
as a Group (10 persons)

---------------
(*)      Less than 1%
(+) Unless otherwise indicated, each holder has an address at c/o The Company, 2111 E. Highland Ave., Suite 210, Phoenix, Arizona 85016.
(1) Including 4,671,547 shares owned by Martori Enterprises Incorporated, 23,010 shares owned by Christina Ann Martori, daughter of Joseph P. Martori, under trust dated February 20, 1978, and 1,059 shares held by Joseph P. Martori as trustee under Trust dated January 30, 1976. (934,310; 4,602; and 212, respectively, after giving effect to the Reverse Split)
(2) Including options to purchase 25,000 shares from the Company and 50,000 shares from Martori Enterprises Incorporated at $1.625 per share; and including 10,000 shares and options to purchase 87,500 shares from the Company at $1.625 per share held by her husband, Michael W. Stone. (5,000; 10,000; 2,000 and 17,500, respectively after giving effect to the Reverse Split)
(3) Including 1,000 shares held by Edward S. Zielinski as custodian for his son, Stefan Edward Zielinski, options to purchase 30,000 shares from the Company at $1.625 per share, and 500 shares held by his wife, Nancy Zielinski. (200; 6,000; and 100, respectively, after giving effect to the Reverse Split)

(4) Including options to purchase 100,000 shares from Martori Enterprises Incorporated at $1.625 per share. (20,000 after giving effect to the Reverse Split)
(5) Including options to purchase 20,000 shares from the Company at $1.625 per share. (4,000 after giving effect to the Reverse Split)
(6) Including 24,000 shares owned by Myers Capital Management of which James W. Myers has sole voting and dispositive power and options to purchase 25,000 shares from the Company at $1.50 per share. (4,800 and 5,000, respectively, after giving effect to the Reverse Split)
(7) Including options to purchase 25,000 shares from the Company at $1.50 per share. (5,000 after giving effect to the Reverse Split)
(8) Including 7,500 shares held by the Patrick J. McGroder and Susan McGroder Revocable Trust; 10,000 shares held by the McGroder Family Limited Partnership in which Patrick J. McGroder and Susan McGroder have a 99% interest; 11,400 shares held by Patrick J. McGroder III IRA; 25 shares held by Shamrock Consultants, which is wholly owned by Patrick J. McGroder; 95 shares held by Patrick J. McGroder II, P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder; 640 shares held by Patrick J. McGroder II, P.C. Profit Sharing Trust, of which Patrick J. McGroder is the sole beneficiary; 50,000 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder is one-third owner; 750 shares held by Mr. McGroder's children's irrevocable trusts as follows: 250 shares held by the Caroline E. McGroder 1992 Trust, 250 shares held by the Elizabeth McGroder 1992 Trust and 250 shares held by the Patrick J. McGroder IV 1992 Trust. (933; 1,500; 2,000; 2,280; 5; 19; 128; 10,000; 750; 50; 50;
         and 50, respectively, after giving effect to the Reverse Split

                                  PROPOSAL ONE:
                    AMENDMENT OF ARTICLES OF INCORPORATION TO
                           EFFECT REVERSE STOCK SPLIT


         The Board of Directors believes that the best interests of the Company and its Stockholders will be served by amending the Company's Articles of Incorporation, as amended (the "Articles of Incorporation") to effect a one-for-five reverse stock split (the "Reverse Split") of the Company's presently issued and outstanding shares of Common Stock. The Board of Directors has unanimously approved and recommends a vote FOR Proposal One.

         If the Stockholders approve Proposal One, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto. Accordingly, Section 4 of the Articles of Incorporation shall be further amended to read as follows:

         Authorized Capital. The authorized capital stock of this Corporation shall be (i) forty million (40,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share. Each five
         (5) shares of the Corporation's Common Stock issued as of the date and time immediately following [insert Date which Articles of Amendment are filed], the effective date of a reverse stock split (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock;
         provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share.

         If the Stockholders approve Proposal One, the above amendment to the Company's Articles of Incorporation shall become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Arizona Corporation Commission. The Articles of Amendment will restate the Company's Articles of Incorporation to give effect to the amendment made pursuant to Proposal One and, to the extent such further amendment is approved by the Stockholders, to give effect to the amendment made pursuant to Proposal Two. The Company's Amended and Restated Articles of Incorporation (the "Restated Articles"), as they will appear if both Proposals One and Two are approved by the Stockholders, are attached as Exhibit 1. If either Proposal is not approved by the Stockholders, the Articles of Incorporation will be restated to give effect only to such of those proposals as are approved by the Stockholders.

         The proposed Reverse Split will not affect any Stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any Stockholder, other than an adjustment which may occur due to the rounding up of fractional shares. Likewise, the proposed Reverse Split will not affect the total stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of capital stock and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement, the Special Meeting and the implementation of such of the Proposals as are approved by the Stockholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the one-for-five decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

         The following table illustrates the principal effects on the Company's capital stock of the Reverse Split:

                        NUMBER OF SHARES OF CAPITAL STOCK


                                           Prior to             After
                                      Reverse Split (1)   Reverse Split (1)
                                      -----------------   -----------------

      Common
      ------

      Authorized                         30,000,000          30,000,000

      Issued and outstanding (1)         17,527,865           3,505,573

      Available for future issuance      12,472,135          26,494,427



      Preferred
      ---------

      Authorized                         10,000,000          10,000,000

      Issued and outstanding                380,458             380,458

      Available for future issuance         885,000             885,000


---------------

(1) Excludes (i) 530,500 shares currently held in treasury (106,100 shares after the Reverse Split), (ii) 377,000 shares issuable upon exercise of outstanding options (75,400 shares after the Reverse Split), (iii) 50,000 shares issuable upon exercise of outstanding warrants (10,000 shares after the Reverse Split) and (iv) 522,705 shares issuable upon conversion of outstanding shares of Preferred Stock (110,541 shares after the Reverse Split), each as of December 15, 1997.


EXCHANGE OF SHARES; NO FRACTIONAL SHARES

         Pursuant to the proposed amendment, every five shares of issued Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of 100 shares prior to the Split Effective Date would be the holder of 20 shares at the Split Effective Date, and the holder of 123 shares prior to the Split Effective Date would be the holder of 25 shares at the Split Effective Date. The proposed Reverse Split would become effective immediately following the Split Effective Date. Stockholders will be notified on or after the Split Effective Date that the Reverse Split has been effected. The Company's transfer agent, Harris Bank, will act as the Company's exchange agent (the "Exchange Agent") for Stockholders in implementing the exchange of their certificates.

         As soon as practicable after the Split Effective Date, Stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by Stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

         Stockholders have no right under Arizona law to dissent from the Reverse Split or to dissent from the rounding up of fractional interests resulting from the Reverse Split.


CHANGE OF CONVERSION RATIO FOR CONVERTIBLE PREFERRED STOCK AND NOTICE TO HOLDERS OF SUCH STOCK

         Pursuant to the authority conferred on it by the Articles of Incorporation of the Company, the Board of Directors of the Company adopted certain resolutions dated August 27, 1991 and March 11, 1993, respectively (the "Board Resolutions"), pursuant to which the Company issued Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock. Both Series B and Series C Preferred Stock are convertible into Shares of the Company's Common Stock at the following ratio: one share of Series B Preferred Stock can be converted into two shares of Common Stock after July 1, 1996; three shares of Series C Preferred Stock are convertible, before year 2003, into five shares of the Company's Common Stock plus one share of Common Stock for every "Cumulation Share" to which a holder is then entitled ("Cumulation Shares" arise to the extent of the accumulated amount of unpaid annual dividends as of the fifth anniversary of the Merger (as defined in the Articles of Incorporation) on Series C Preferred Stock, divided by $6.00).

         In accordance with the terms of those Board Resolutions, the conversion ratios for Series B and Series C Preferred Stock will be adjusted immediately before the Effective Split Date so that the record owner of Series B and Series C Preferred Stock shall be entitled to receive upon exercise of such conversion option the number of shares of Common Stock that he would have owned or be entitled to receive after the Reverse Split had such holder exercised his or her option to convert immediately prior to the Effective Split Date. The Company will send by first class mail, postage prepaid, to each record owner of Series B and Series C Preferred Stock, notice of such adjustments and shall prepare a notice to be delivered to holders of the Series B and Series C Preferred Stock setting forth the new conversion ratio for each such class, accompanied by a brief statement of the facts requiring such adjustments and the computation by which each adjustment is made. The Company will make the certificates available for inspection to any person interested.

PURPOSES OF THE REVERSE SPLIT AND EFFECTIVE INCREASE IN AUTHORIZED SHARES

         The primary objectives of the Reverse Split are to increase the market value per share of its Common Stock.

         The Company's Common Stock is currently listed on the Nasdaq SmallCap Market System under the symbol "ILEX." However, the Company may in the future apply for listing of its Common Stock on the Nasdaq National Market System ("Nasdaq NMS") or the American Stock Exchange, which have certain per share minimum bid price requirements for initial inclusion. The Company anticipates that the Reverse Split will have the effect of increasing the minimum bid price of its Common Stock sufficient to permit it to satisfy the applicable minimum bid price criteria. Further, the Board of Directors has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of corporate securities that have a market value of less than $5.00 per share. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock in an amount not to exceed 50% of the market value of such shares. For purposes of these regulations, the market value of the Common Stock is the closing price as reported by Nasdaq on the day preceding the extension of credit. To increase the market value, satisfy the Nasdaq NMS or the American Stock Exchange listing criteria and increase the likelihood of marginability of the Common Stock, the Board of Directors has determined that the Reverse Split would be in the best interests of the Company and its Stockholders.

         Additionally, the Board of Directors believes that the current price per share of the Company's Common Stock may reduce the effective marketability of the Common Stock because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have polices and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         The Board of Directors believes that the historically low, per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the Common Stock. Thus, the potential increase in trading price is expected to be attractive to the financial community and the investing public and in the best interests of the Stockholders.

         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the resulting anticipated increased price level, will stimulate additional interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Stockholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of Common Stock which would be outstanding after the proposed Reverse Split is effected.

         If the Reverse Split becomes effective, the quoted market price of the Company's stock should increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased price would be a more appropriate trading price for a company that is traded on the Nasdaq NMS or the American Stock Exchange and is concerned with long-term development of its business opportunities. In addition, the increase in the market price may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares of Common Stock. There can be no assurance, however, that the Reverse Split will achieve these desired results, that any such increase would be in proportion to the one-for-five Reverse Split ratio or that the per share price level of the Common Stock immediately after the proposed Reverse Split can be maintained for any period of time.

         The Reverse Split may result in some Stockholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

         The primary objective of the effective increase in the number of shares of Common Stock which are authorized but unissued, and in the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, is for the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, stock acquisitions, asset purchases, stock dividends or splits, issuances under any stock option plan that may be adopted in the future, and other general corporate purposes. The Board believes that the effective increase in the number and percentage of authorized but unissued shares will provide the Company additional flexibility to issue additional shares of Common Stock to meet the Company's future financing needs. In order to avoid the delay and expense involved in obtaining Stockholder approval, the Board believes it to be in the best interests of the Company and its Stockholders to have shares of Common Stock authorized and available for issuance without further action by the Stockholders. If Proposal One is approved, Stockholders will have no preemptive rights with respect to the additional authorized shares of Common Stock. Such shares of Common Stock may be issued on such terms, at such times and on such conditions as the Board may determine in its discretion.

         Although the Reverse Split and the effective increase in the number and percentage of authorized but unissued shares of Common Stock are not intended to be anti-takeover devices, the effective increase in the authorized capital together with a subsequent issuance of equity securities could impede a potential takeover for various reasons including, but not limited to, diluting the stock ownership of persons attempting to gain control of the Company and issuing securities to individuals or entities favorable to management. Moreover, the availability of such additional shares of Common Stock in and of itself might have the effect of discouraging an attempt to acquire control of the Company other than through negotiations with the Board of Directors. Except as described in this paragraph and the provisions of Arizona law providing for cumulative voting in the election of directors, there are no provisions of the Company's Articles of Incorporation or Bylaws, either as currently in effect or as proposed to be amended and restated in this Proxy Statement, which would act to discourage a change in control of the Company. The Company has no plans to adopt any measures, other than the Reverse Split, which may be deemed to be anti-takeover devices.

         The Board of Directors is not aware of any present efforts by any person to accumulate the Company's capital stock or to obtain control of the Company through tender offer, merger or other business combination, proxy contest or otherwise. The Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purpose of impeding or preventing any proposed takeover.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Reverse Split as contemplated in Proposal One is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to Stockholders may vary from the federal tax consequences described generally below. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed Reverse Split constitutes a "recapitalization" to the Company and its Stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its Stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each Stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such Stockholder immediately prior to the Split Effective Date. A Stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the Stockholder as capital assets on the Split Effective Date.


VOTING REQUIREMENTS

         Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Special Meeting is required for approval of Proposal One, provided that the number of shares present in person or by proxy constitutes a quorum. In the event that a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote at the meeting present in person or by proxy shall have power to adjourn the Special Meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the Proposal One. Stockholders are not entitled to cumulate votes.

         A Stockholder voting through a proxy who abstains with respect to approval of Proposal One shall be considered to have casted a negative vote with respect to Proposal One, but shall be treated as present and entitled to vote on the approval of Proposal Two at the Special Meeting; provided, however, that a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal Two shall not be considered present and entitled to vote on Proposal Two.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

                                  PROPOSAL TWO:
          AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE COMPANY NAME


         The Company has for some time been conducting business under the fictitious name "ILX Resorts Incorporated." The Board of Directors believes that to better reflect the nature of the Company's business and serve the interests of the Company and its Stockholders, the Company's Articles of Incorporation should be amended to change the name of the Company.

         Pursuant to Proposal Two, Section 1 of the Company's Articles of Incorporation shall be further amended to read as follows: "Name: The name of the corporation (hereinafter called "Corporation") shall be ILX RESORTS INCORPORATED."

         If the Stockholders approve this Proposal Two, the above amendment to the Company's Articles of Incorporation will become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Arizona Corporation Commission. The Articles of Amendment will restate the Company's Articles of Incorporation to give effect to the amendment made pursuant to this Proposal Two and, to the extent such amendment is approved by the Stockholders, to the amendment made pursuant to Proposal One. The Company's Amended and Restated Articles of Incorporation, as they will appear if both Proposals One and Two are approved by the Stockholders, are attached as Exhibit I. If either Proposal is not approved by the Stockholders, the Articles of Incorporation will be restated to give effect only to such of the Proposals as are approved by the Stockholders.


VOTING REQUIREMENTS

         Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Special Meeting is required for approval of Proposal Two, provided that the number of shares present in person or by proxy constitutes a quorum. In the event that a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote at the meeting present in person or by proxy shall power to adjourn the meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the Proposal Two. Stockholders are not entitled to cumulate votes.

         A Stockholder voting through a proxy who abstains with respect to approval of Proposal Two shall be considered to have casted a negative vote with respect to Proposal Two and shall be considered present and entitled to vote on the approval of Proposal One at the meeting; provided, however, that a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal One shall not be considered present and entitled to vote on Proposal One.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

                                 OTHER BUSINESS

         The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Special Meeting of the Stockholders other than those described above. If other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Special Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.


                              STOCKHOLDER PROPOSALS

         The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a proposal formally considered at the 1998 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before January 21, 1998.

                                   EXHIBIT I

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            ILX RESORTS INCORPORATED

         1. Name: The name of the corporation (hereinafter called "Corporation") shall be ILX RESORTS INCORPORATED.

         2. Purpose: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

         3. Initial Business: The Corporation initially intends to conduct the business of resort development and management; provided, however, that such initial intention shall in no manner whatever limit the character of the business which the Corporation may ultimately conduct.

         4. Authorized Capital:

Section 4.1
-----------

         Authorized Capital. The authorized capital stock of this Corporation shall be (i) forty million (40,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share. Each five (5) shares of the Corporation's Common Stock issued as of the date and time immediately following [insert date which Articles of Amendment are filed] (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share.

Section 4.2
-----------

         No Preemptive Rights, Stock Options and Rights. No stockholder of this Corporation shall have any preemptive or other similar right or option with respect to shares of capital stock proposed to be offered or issued by this Corporation. The Board of' Directors shall have the authority to create and issue rights and options entitling the holders thereof to purchase from this Corporation shares of its capital stock. Any such rights or options need not be offered or issued generally to stockholders of this Corporation and may be offered or issued to such persons (including directors, officers and/or employees of this Corporation and/or any affiliate) as the Board of Directors deems appropriate.

Section 4.3
-----------

         Preferred Stock. Of the shares of capital stock hereinbefore authorized, ten million (10,000,000) shares having a par value of Ten Dollars ($10.00) per share shall constitute Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board of Directors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this Paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more series and, with respect to each such series, fixing the following:

                  (a) The number of shares to constitute such series and the distinctive designation thereof;

                  (b) The annual dividend rate on the shares of such series and the date or dates from which dividends shall be accumulated as herein provided;

                  (c) The times when and the price at which shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may differ in the case of shares redeemed through the operation of any purchase, retirement or sinking fund from the case of shares otherwise redeemed;

                  (d) The amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of this Corporation, which amount may vary depending on whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of said fund or funds;

                  (f) Whether or not the shares of such series shall be convertible into shares of stock of any other class or classes, or of any other series of Preferred Stock or series of other class of shares, and if so convertible, the price or prices, the rate or rates of conversion and the method, if any, of adjusting the same;

                  (g) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by this Corporation or any subsidiary of this Corporation, of the Common Stock or any other class or series of stock of this Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

                  (h) The conditions or restrictions, if any, upon the creation of indebtedness of this Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

                  (i) The regular and/or special voting powers, if any, of such series; and

                  (j)  Such  other  preferences  and  relative,   participating,
         optional or other special rights, or qualifications, limitations or restrictions, as shall not be inconsistent with these Articles or applicable law.

The Board of Directors also have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it, provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding.

Section 4.4
-----------

         Series A. Preferred Stock. A series of Preferred Stock of the Corporation is hereby given the distinctive designation of "Series A Preferred Stock, $10.00 Par Value" hereinafter referred to as the Series A Preferred Stock, said series to consist of 110,000 shares, with a par value of $10.00 per share, of which the preferences and relative, participating, optional or other special rates, and the qualifications, limitations or restrictions thereof shall be as follows:

                  (a) Cash dividends on Series A Preferred Stock. Commencing July 1, 1996, the Series A Preferred Stock shall be entitled to an annual dividend of $.80 per share, to be declared by the Board of Directors out of the funds of the Corporation, provided that the funds are legally available therefore. Dividends on the Common Stock of the Corporation in each year shall be expressly subordinated to the Series A Preferred Stock dividends commencing in 1996.

                  (b) Priority of Series A Preferred Stock in the Event of Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or any reduction in its capital resulting in the distribution of assets to its stockholders, after payment of provision for payment of the debts and other liabilities of the Corporation, and the payment in full to the holders of the shares of such other series of the Corporation's Preferred Stock of such amounts as may be stated in the resolution or resolutions providing for the issue of such series as being required to be paid before payment be made to holders of the Corporation's Series A Preferred Stock, (a) the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of $10.00 in cash for each share of Series A Preferred Stock, (b) the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of $10.00 in cash for each share of Series B Preferred Stock, and (c) the holders of the Common Stock of the Corporation shall be entitled to receive, out of the remaining net assets of the Corporation, the remaining amount of cash in the Corporation, to be distributed pro rata. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a reduction of its capital. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. No holder of Preferred Stock shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this paragraph.

                  (c) Voting Rights. Except as expressly provided by law, the Series A Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the stockholders.

                  (d) Redemption. Prior to June 30, 1996, the Corporation has the right at any time or from time to time to redeem the Series A Preferred Stock for $10.00 per share, pro rata.

                  (e) Dividend Sinking Fund. Commencing on January 1, 1993, and thereafter, the Corporation, through Los Abrigados Partners Limited Partnership, an Arizona limited partnership, shall make or cause to be made, within fifteen (15) days after the end of each calendar quarter, payments to a mandatory dividend sinking fund equal to $100.00 multiplied by the number of unrescinded timeshare sales made in the preceding calendar quarter. Dividends on the Common Stock of the Corporation in each year shall be expressly subordinated to the sinking fund requirements of the Series A Preferred Stock during such year.

                  (f) Lodging Certificates. Each holder of Series A Preferred Stock may elect, on the Effective Date of the Plan and/or at any time prior to the fifth anniversary of the Effective Date, to exchange at par value all or any part of such holder's entitlement to, or ownership of, Series A Preferred Stock, in an aggregate amount not to exceed $35,000.00, for lodging certificates at the Los Abrigados Resort Hotel ("the Resort") in Sedona, Arizona, to be valued in the manner set forth below. Each lodging certificate will be valued at $150.00 and will be redeemable during such five (5) year period for one (1) weekday (Sunday through Thursday) room night in a Jerome Suite at the Resort subject to advance reservations, made not more than days prior to arrival and otherwise in accordance with the Resort's then prevailing reservation policy. Applicable taxes will be charged in connection with the use of such lodging certificates. Subject to availability, lodging certificates may be applied to weekend (Friday and Saturday) use of a Jerome Suite at the Resort upon surrender of the lodging certificate and, in addition, payment of $50.00 per room night. Lodging certificates will have limitations on transferability, multiple use and may not be sold, traded or bartered by the holder thereof.

                  (g) Club Memberships. Each holder of more than 1,000 shares of Series A Preferred Stock shall be entitled to exchange, at par value, 1,000 shares of such stock for a Jerome Suite Membership in the Sedona Vacation Club upon payment of $2,100.00 cash per exchange.

Section 4.5
-----------

         Series B Preferred Stock. A series of Preferred Stock of the Corporation is hereby given the distinctive designation of "Series B Preferred Stock, $10.00 Par Value" hereinafter referred to as the Series B Preferred Stock, said series to consist of 275,000 shares, with a par value of $10.00 per share, of which the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

                  (a) Priority of Series B Preferred Stock in the Event of Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or any reduction in its capital resulting in the distribution of assets to its stockholders, after payment or provision for payment of the debts or other liabilities of the Corporation, and the payment in full to the holders of shares of such other series of the Corporation's Preferred Stock of such amounts as may be stated in the resolution or resolutions providing for the issue of such series as being required to be paid before payment be made to holders of the Corporation's Series A or Series B Preferred Stock, and the payment in full to the holders of the Corporation's Series A Preferred Stock of the amount of $10.00 per share, (a) the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of $10.00 in cash for each share of Series B Preferred Stock, (b) the holders of the Common Stock of the Corporation shall be entitled to receive, out of the remaining assets of the Corporation, the remaining amount of cash in the Corporation, to be distributed pro rata. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of the Corporation or as a reduction of its capital. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. Nol holder of Preferred Stock shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this paragraph.

                  (b) Voting Rights of Series B Preferred. Except as expressly provided by law, the Series B Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the stockholders.

                  (c) Redemption. Prior to June 30, 1996, the Corporation has the right at any time or from time to time to redeem the Series B Preferred Stock for $10.00 per share, pro rata.

                  (d) Conversion of Series B Preferred Stock Into Common Stock. At any time subsequent to July 1, 1996, the holders of Series B Preferred Stock shall have the right at their option to convert such shares into shares of Common Stock of the Corporation on the basis of one (1) share of Series B Preferred Stock for two-fifths of one share of Common Stock.

                           (i) Any holder of a share or shares of Series B Preferred Stock desiring to convert such a Series B Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series B Preferred Stock so to be converted, duly endorsed to the Corporation or in blank at the principal office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issues.

                           (ii) As promptly as practicable after the surrender for conversion of any Series B Preferred Stock, the Corporation shall deliver or cause to be delivered at the principal office of the Corporation (or such other place as may be designated by the Corporation), to or upon the written order of the holder of such Series B Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Shares of the Series B Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series B Preferred Stock for conversion, as provided above, and the rights of the holders of such Series B Preferred Stock shall cease at such time, and the person or persons in whose name or names such certificates or such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

                           (iii) In case the Corporation shall at any time after the date of this Certificate of Designation (i) pay a dividend in shares of Common Stock or make a distribution to all holders of shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the

         Corporation, then the number of shares of Common Stock purchasable upon conversion of each share of Series B Preferred Stock immediately prior thereto shall be adjusted so that the record owner of each share of Series B Preferred Stock shall be entitled to receive upon exercise of such conversion option the kind and number of shares of Common Stock or other securities of the Corporation that he would have owned or would have been entitled to receive after the happening of any of the events described above had such share of Series B Preferred Stock been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (c) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                           (iv) Whenever the number of shares of Common Stock purchasable upon the conversion of Series B Preferred Stock is adjusted, as herein provided, the Corporation shall mail by first class mail, postage prepaid, to each record owner of Series B Preferred Stock, notice of such adjustment or adjustments and shall prepare a certificate setting forth (i) the number of shares of Common Stock purchasable upon the conversion of each share of Series B Preferred Stock, (ii) a brief statement of the facts requiring such adjustment, and (iii) the computation by which such adjustment was made. The Corporation will exhibit the certificate, from time to time, to any such person desiring an inspection thereof.

                  (e)  Lodging  Certificates.  Each holder of Series B Preferred
         Stock may elect, on the Effective Date of the Plan and/or at any time prior to the fifth anniversary of the Effective Date, to exchange at par value all or any part of such holder's entitlement to, or ownership of, Series B Preferred Stock, an aggregate amount not to exceed $100,000.00, for lodging certificates at the Los Abrigados Resort Hotel ("the Resort") in Sedona, Arizona, to be valued in the manner set forth below. Each lodging certificate will be valued at $150.00 and will be redeemable during such five (5) year period for one (1) weekday (Sunday through Thursday) room night in a Jerome Suite at the Resort subject to advance reservations made not more than 30 days prior to arrival and otherwise in accordance with the Resort's then prevailing reservation policy. Applicable taxes will be charged in connection with the use of such lodging certificates. Subject to availability, lodging certificates may be applied to weekend use in a Jerome Suite at the Resort upon surrender of the lodging certificate and, in addition, payment of $50 per room night. Lodging certificates will have limitations on transferability, multiple use, and may not be sold, traded or bartered by the holder thereof.

                  (f) Club Memberships. Each holder of more than 1,000 shares of Series B Preferred Stock shall be entitled to exchange, at par value, 1,000 shares of such stock for a Jerome Suite Membership in the Sedona Vacation Club upon payment of $2,100.00 cash per exchange. The Series B Preferred Stock as a class will be limited to not more than 40 exchanges in any calendar year.

Section 4.6
-----------

         Series C Preferred Stock. A series of Preferred Stock of the Corporation is hereby given the distinctive designation "Series C Convertible Preferred Stock, $10.00 Par Value" (the "Series C Preferred"), and shall consist of 500,000 shares, with the following preferences and relative, participation, optional or other special rights, and the qualification, limitations or restrictions thereof shall be as follows:

                  (a) Dividend Preference. The Series C Preferred shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any funds legally available therefor at the rate of $.60 per share per annum (the "Dividend Preference"), payable in preference and priority to any payment of any dividend on common shares but subordinate, inferior and subject to the dividend rights of the Corporation's Series A Preferred Stock. Except for Dividend Shares (as herein defined) payable on conversion or liquidation of the Series C Preferred, the right to the Dividend Preference shall not be cumulative, and no right shall accrue to the holders of the Series C Preferred by reason of the Board's failure to pay or declare and set apart dividends thereon for any given period. If during any year prior to the fifth anniversary of the merger between ILK Acquisition Corporation and Genesis Investment Group, Inc. (the "Merger"), the Dividend Preference is not paid in full, the unpaid portion thereof shall accumulate through the fifth anniversary of the Merger (the total amount of such cumulation expressed in dollars is referred to herein as the "Dividend Arrearage"). For purposes hereof, "Cumulation Shares" means the Dividend Arrearage (as of the date of calculation thereof) owed to any holder of Series C Preferred with respect to all shares of Series C Preferred owned of record by such holder divided by $6.00. Partial fiscal years shall be equitably prorated.

                  (b) Liquidation Preference. On any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series C Preferred shall receive the sum of $10.00 per share, plus $6.00 per Cumulation Share to which the holder is then entitled (by determining any Dividend Arrearage as of the date of such liquidation), before any amount shall be paid to the holders of the common shares. The liquidation preference of the Series C Preferred shall be subordinate and inferior to the liquidation preferences on the Corporation's Series A Preferred Stock and Series B Preferred Stock. The assets of the Corporation remaining after payment of the liquidation preference to the holders of the Series C Preferred shall be distributed pro rata solely to the holders of common shares of the Corporation. If the assets of the Corporation are insufficient to permit payment to the holders of the Series C Preferred of their full preferential amounts as herein provided, then such assets shall be distributed ratably among the outstanding Series C Preferred. A merger of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation, shall not deemed a liquidation, dissolution, or winding up of the Corporation within the meaning of this paragraph (c).

                  Except with respect to In-Kind Fractional Redemptions (as herein defined), the Corporation may spend up to $150,000 to redeem its Series A Preferred Stock and up to $100,000 to redeem its Series B Preferred Stock without offering to the holders of the Series C Preferred a pro rata right of redemption (whether prior to or after the Redemption Date) at the redemption price and on the redemption terms described in Item (d) below. "In-Kind Fractional Redemptions" means the redemption for cash of any Series A Preferred Stock which is occasioned by the fact that the holder of such Series A Preferred Stock does not hold a precise integral number of shares thereof necessary to convert said series A Preferred Stock in-kind to a time-share unit or lodging certificate pursuant to the terms of the Series A Preferred Stock and therefore is required under the terms of said Series A Preferred Stock to accept cash in redemption of the relevant portion of such holder's shares in lieu of a fractional in-kind distribution.

                  The Corporation shall not hereafter authorize, issue, or sell or distribute treasury shares of any series or shares of preferred stock which is either senior to, or participates pari passu in, liquidation preference to the Series C Preferred.

                  (c) Redemption. The Corporation, at the option of the Board of Directors, may at any time on or after the third anniversary of the Merger ("Redemption Data"), redeem the whole, or from time to time redeem any part, of the Series C Preferred outstanding by paying in cash therefor (the "redemption price") the sum of $10.00 per share, plus all dividends declared but unpaid thereon to and including the date of redemption and by giving to each Series C Preferred shareholder of record at such holder's last known address, as shown on the records of the Corporation, at least thirty (30) days' prior notice (the "redemption notice") in writing, by first-class mail, postage prepaid, stating the date and plan of redemption. If only a part of the outstanding Series C Preferred is redeemed, such redemption shall be effected by lot, as prescribed by the Board of Directors, or pro rata. On or after the date fixed for redemption, each holder of Series C Preferred called for redemption shall, unless such holder shall have previously exercised such holder's option to convert his Series C Preferred shares, surrender such holder's certificate for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any surrendered certificate are redeemed, a new certificate for the unredeemed shares shall be issued. If the redemption notice is duly given and if sufficient funds are available therefor on the date fixed for redemption, then, whether or not the certificates evidencing the shares to be redeemed are surrendered, all rights with respect to such shares shall terminate on the date fixed for redemption, except the right of the holders to receive the redemption price, without interest, on surrender of their certificate therefor.

                  If, on or after the Redemption Date and on or prior to any date fixed for redemption of redeemable shares as herein provided, the Corporation deposits with any bank or trust company in Arizona, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption thereof, or to complete such publication if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders on surrender of their share certificates, then from and after the date of the deposit, even though such date may be prior to the date fixed for redemption, the shares so called shall be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, on surrender of their certificates therefor or the right to convert said shares. Any money so deposited on account of the redemption price of redeemable shares converted after the making of the deposit shall be repaid to the corporation forthwith on the conversion of such Series C Preferred.

                  Shares redeemed by the Corporation shall not be reissued and shall cease to be a part of the authorized shares of the Corporation.

                  (d) Conversion. The Series C Preferred shall be exchangeable for Corporation's common stock ("Common Stock") as follows:

                           (i) The holder of any Series C Preferred may, at such
                  holder's option at any time after the first anniversary of the Merger, and prior to the tenth anniversary of the Merger, on delivery to the Corporation of such holder's written notice electing to convert said shares to Common Stock and on surrender (at the office of the Corporation) of the certificate or certificates for such Series C Preferred, duly endorsed to the Corporation, receive one (1) share of Common Stock for every three (3) shares of Series C Preferred so converted plus one share of Common Stock for every Cumulation Share to which such holder is then entitled, on payment of transfer taxes, if any, on the Common Stock to be issued in exchange therefor;

                           (ii) Provided,  however, that the number of shares of
                  Common Stock to be issued as provided in subparagraph (e)(i) shall be adjusted by appropriate amendment to take into account any and all increases or reductions in the number of outstanding shares of Common Stock that may have accrued since the date of the first issuance of the Series C Preferred by reason of a stock split, reverse stock split, share dividend, or merger so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the Series C Preferred;

                           (iii) Neither fractional shares, nor scrip or warrants evidencing such shares, shall be issued by the Corporation on conversion of the Series C Preferred as herein provided, but the Corporation "hall pay in lieu thereof in cash to the holders who would but for this provision be entitled to receive such fractional shares the fair value thereof as determined by the Board of Directors;

                           (iv) Series C  Preferred  so  converted  shall not be
                  reissued and shall cease to be a part of the authorized shares of the Corporation;

                           (v) The  Corporation  shall at all times  reserve and
                  keep available the full number of shares of Common Stock deliverable on conversion of all Series C Preferred from time to time outstanding;

                           (vi) On any merger or reorganization of the Corporation, or reclassification of the Corporation's shares, each share of Series C Preferred shall be convertible into the number of shares or other securities or property to which the number of shares of Common Stock deliverable on conversion of such Series C Preferred immediately prior to such merger, reorganization or reclassification would have been entitled. Appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Preferred, so that said provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable on conversion of the Series C Preferred.

                           (vii) If the Corporation takes a record of the holders of its Common Stock either for the purpose of entitling them to receive a dividend or any other distribution payable otherwise than in cash or for the purpose of entitling them to subscribe for or purchase shares of any class or receive any other rights, or if the Corporation conducts any merger or reorganization of the Corporation, reclassification of its shares (other than a subdivision or combination of its outstanding common shares), conveys all or substantially all of its assets to another corporation, or if the corporation redeems any Series C Preferred in accordance with subparagraph
                  (d), or if the Corporation is voluntarily or involuntarily dissolved, liquidated, or wound up, the Corporation shall cause to be mailed to the transfer agent or agents for the Series C Preferred and to the holders of record of the outstanding Series C Preferred, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date such merger, reorganization, reclassification, conveyance, dissolution, liquidation, or winding up, as the case may be, is to take place and the date, as of which holders of record of the Series C Preferred shall be entitled to exchange their Series C Preferred or their common shares, as the case may be, for either common shares pursuant to the conversion rights herein contained, in the case of Series C Preferred then held, or for securities or other property deliverable on such merger, reorganization, reclassification, conveyance, dissolution, liquidation, or winding up; and

                           (viii) The terms "Common  Stock" and "common  shares"
                  as used herein includes all shares of any class that have no preference over any other shares with respect to distribution of assets on liquidation or with respect to payment of dividends.

                  (e) Conversion Procedure upon Redemption. The holder of any Series C Preferred called for redemption, at any time from and after the giving of the redemption notice and prior to the close of business on the fifteenth day prior to the date of redemption stated in the redemption notice, shall, at his option on delivery to the Corporation of such holder's written notice electing to convert said shares to Common Stock and on surrender at the office of the Corporation or office of the transfer agent for such shares of the certificate or certificates for such Series C Preferred, duly endorsed to the Corporation, be entitled to receive one (1) share of Common Stock for every three (3) shares of Series C Preferred so converted plus one share of Common Stock for every five (5) Cumulation Shares to which such holder is then entitled on payment of transfer taxes, if any, on the Common Stock to be issued in exchange for such Series C Preferred, in accordance with subparagraph (e).

                  (f) Voting. The holders of the Series C Preferred shall have and possess no voting rights, such rights being vested solely in the Corporation's Common Stock.

                  (g) No Amendment. The provisions of the Corporation's Articles of Incorporation, Bylaws and the Designation Certificate of which these resolutions are a part shall not be amended in a manner adverse to the rights of Series C Preferred holders without the consent of holders owning a majority of the outstanding Series C Preferred, and the Corporation shall take no action inconsistent with any of the terms or provisions of such Certificate.

         5. Statutory Agent: The name and address of the initial statutory agent of the Corporation is George C. Wallach, 2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016.

         6. Known Place of Business: The known place of business of the Corporation shall be in Maricopa County, Arizona but a different and other offices and places for conducting business, both within and without the State of Arizona, may be established from time to time by the Board of Directors.

         7. Board of Directors: The initial Board of Directors shall consist of three (3) directors. The persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                Steven A. White
                9080 Santa Monica Boulevard
                Los Angeles, California  90069

                Ronald D. Nitzberg
                9740 W. Broadview Drive
                Bay Harbor Island, Florida 33154

                Joseph P. Martori
                222 North Central Avenue
                P. O. Box 400
                Phoenix, Arizona  85001

Otherwise, the number of persons to serve on the Board of Directors shall be fixed by the Bylaws of the Corporation.

         8. Quorum: A quorum at any meeting of the Board of Directors shall consist of a majority of the number of directors then serving, but not less than two directors, provided that if and when a board of Directors comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum.

         9. Incorporators: The names and addresses of the incorporators of the Corporation are:

             Karina Munger
             222 North Central Avenue
             Phoenix, Arizona  85004

             Diane Russell
             10115 E. Mountain View Rd., #1009
             Scottsdale, Arizona  85258

All powers, duties and responsibilities of the incorporators shall cease at the time of filing of these Articles of Incorporation with the Arizona Corporation Commission.

         10. Distributions From Capital Surplus: The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or in property.

         11. Repurchase of Shares: The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

         12. Dividends: The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

         13. Indemnification of Officers, Directors, Employees and Agents:

             Scope of Indemnification.

                  (a) The Corporation shall indemnify  directors and officers of the Corporation to the fullest extent permitted by Arizona law, as currently in effect, except for A.R.S. Section 10-005(F), against any liability incurred in connection with any proceeding in which the director and/or officer may be involved as a party or otherwise, by reason of the fact that such person is or was acting on behalf of the Corporation except where such indemnification is expressly prohibited by applicable law.

                  (b) If a director or officer is  entitled  to  indemnification with respect to a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such person to the maximum extent for such portion of the liabilities.

                  (c) The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer is not entitled to indemnification.

                  (d) For purposes of this Article:

                       (1) "liability" means any damage,  judgment,  amount paid
                  in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                       (2) "proceeding" means any threatened, pending or completed action, suit, appeal or the proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

                       Proceedings   Initiated   by   officers   or   directors.
                  Notwithstanding any other provision of this Article, the Corporation shall not indemnify a director or officer for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

                       Advancing   Expenses.   The  Corporation  shall  pay  the
                  expenses (including attorneys' fees and dispursements) incurred in good faith by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant ot this Article. The financial ability of an officer or director to repay an advance shall not be a prerequisite to the making of such advance.

                       Payment of  Indemnification.  A director or officer shall
                  be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

                       Contract  Rights;  Amendment or Repeal.  All rights under
                  this Article shall be deemed a contract between the Corporation and the officer or director pursuant to which the Corporation and each officer or director intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only as to conduct of an officer or director occurring thereafter, and shall not affect any rights or obligations then exsisting.

                       Scope of Article.  The indemnification and advancement of
                  expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an officer or director in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.

                                      PROXY


                                 [FRONT OF CARD]


ILX INCORPORATED
2111 East Highland Ave., Suite 210
Phoenix, Arizona 85016

                    -----------------------------------------


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned appoints Joseph P. Martori and Nancy J. Stone, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of ILX Incorporated held by the undersigned on December 26, 1997, at the Special Meeting of Stockholders to be held on January 9, 1998. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Special Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

                (Continued and to be SIGNED on the reverse side.)

                    ----------------------------------------

                                [REVERSE OF CARD]


         Please mark boxes X in blue or black ink. The Board of Directors recommends a vote FOR each of the proposals listed below.


         1. Approval of the amendment to the Articles of Incorporation to provide for a one-for-five reverse stock split of the Company's outstanding Common Stock.

                     / /  FOR    / /  AGAINST    / /  ABSTAIN


         2. Approval of the amendment to the Articles of Incorporation to change the Company's name from "ILX Incorporated" to "ILX Resorts Incorporated."

                     / /  FOR    / /  AGAINST    / /  ABSTAIN
              Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              Date _____________________ , 199__
              Signature___________________________________________
              Signature if held jointly___________________________

          (Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)